EXHIBIT 23.1

Letterhead of BDO

Consent of Independent Registered Public Accounting Firm

Support.com, Inc.
900 Chesapeake Drive, Second Floor
Redwood City, CA 94063
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 7, 2016, relating to the consolidated financial statements and the effectiveness of Support.com, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
50 West San Fernando Street, Suite 200
San Jose, CA 95113

September 2, 2016